Exhibit 16.1

[PwC Letterhead]

January 19, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Bioventus LLC pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Bioventus LLC dated January 19, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

Attachment